UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 14, 2009

TECHPRECISION CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive
Westminster, MA  01473
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Copies to:

William A. Scari, Jr.
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
Phone: (610) 640-7800
Fax: (610) 640-7835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 14, 2009, the Board of Directors (the “Board”) of Techprecision Corporation (the “Company”) approved Amendment No. 1(the “Amendment”) to the Amended and Restated By-laws of the Company (the “By-laws”).  A copy of the Amendment is attached hereto as Exhibit 3.1, and the discussion below is qualified in its entirety by the attached Amendment.

The Amendments adds a provision to the By-laws regarding advance notice of stockholder proposals to be considered at meetings of stockholders.  In order to be eligible to be brought before a meeting of stockholders, a stockholder proposal must be submitted to the Company within the time period set forth in the Amendment, generally no earlier than 90 days and no later than 60 days prior to the one year anniversary of the prior year’s annual meeting.  In addition to meeting these deadlines, the stockholder proposal submitted to the Company must include certain items of information, including (without limitation) a representation relating to the proposing stockholder’s ownership of stock of the Company, and a representation regarding the proposing stockholder’s intentions with respect to filing a proxy statement describing the proposal.  The Amendment became effective as of its adoption, on September 14, 2009.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Exhibit Title

3.1	Amendment No. 1 to Amended and Restated By-laws of TechPrecision Corporation, dated September 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: September 18, 2009	By:	/s/ Richard F. Fitzgerald
Name: Richard F. Fitzgerald
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Amendment No. 1 to Amended and Restated Bylaws of TechPrecision Corporation, dated September 14, 2009.